UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

MATECH Corp.
(Exact name of Registrant as specified in its charter)

Delaware	333-23617	95-4622822
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707
Los Angeles, CA 90049
(Address of principal executive offices)

Registrant's telephone number, including area code:  (310) 208-5589

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The officers of MATECH Corp., formerly called Material Technologies, Inc., have concluded that its previously issued Form 10-Q for the quarterly period ended June 30, 2008, should no longer be relied upon because of an error in such quarterly report as addressed in Accounting Principles Board Opinion No. 20.

This conclusion was reached on May 12, 2009 regarding such non-reliance regarding its financial statements for the three months ended June 30, 2008.

The officers determined that there were differences between the financial statements in the Form 10-Q for the three month period ended June 30, 2008 and the financial statements for the same quarterly period contained in the Company’s Form S-1 registration statement (333-156139) filed on December 15, 2008.  As a result, the Company intends to amend its Form 10-Q report for the period ended June 30, 2008 to be consistent with its Form S-1 registration statement.

The Company has discussed its proposed amendment to its Form 10-Q with its independent accountant, Gruber & Company, LLC, and the Company is in the process of preparing the amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATECH Corp.

Dated: May 21, 2009
/s/ Robert M. Bernstein
Robert M. Bernstein, Chief Executive Officer and President